Exhibit 99.1

REVA Undertakes Search for Chief Executive Officer

Robert Stockman to Remain Chairman

San Diego, California and Sydney, Australia (Thursday, 14 May 2015, AEST) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) announces today that in preparation for the next stage of the Company’s development, the board of directors has initiated a search for its future Chief Executive Officer. The search will focus on candidates with proven expertise in bringing medical device products to market and leading a publicly traded company. The search is being undertaken at this time to support REVA’s transition from a clinical-stage organization to a Company preparing for commercialization, as well as a NASDAQ or other securities exchange listing at an appropriate time. Robert Stockman, REVA’s Chairman, Chief Executive Officer and co-founder, will continue as CEO until his successor has been chosen, after which he shall remain Chairman of the Board and help oversee the transition.

“I am very excited to see REVA enter this new phase,” said Bob Stockman. “In order to ensure we are positioned for success, REVA requires a leader with expertise in overseeing regulatory approvals in Europe and the United States, and building a world-class commercial organization. I view this as a natural evolution and believe it reflects the quality and progress of our technology, and the market opportunity that awaits REVA.”

REVA is currently evaluating the Fantom™ sirolimus-eluting bioresorbable scaffold in the FANTOM II clinical trial, which began enrolling patients in March, and is underway in multiple countries. The Fantom scaffold, made from REVA’s advanced proprietary polymer, is designed to allow the restoration of blood flow in patients being treated for coronary artery disease, then resorb from the body over time.

About REVA

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are currently in clinical studies and have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.REVAmedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. — ASX Announcement

attainable with permanent metal stents. The Company’s initial intended commercial product, the FantomTM scaffold, has been designed to offer an ideal balance of thinness and strength, and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, and estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 30, 2015. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800